DAVID E. COFFEY

3651 LINDELL ROAD, SUITE I, LAS VEGAS, NEVADA 89103

_______________________________________________________________________

CERTIFIED PUBLIC ACCOUNTANT (702) 871-3979

96:

September 21, 2001

102:

Capstone International Corporation

Surrey, B.C., Canada

This letter will acknowledge my agreement to include or refer to the financial statements as of March 31, 2001 and June 30, 2001, which I have audited, in the filing with the Securities and Exchange Commission.

Sincerely,

/S/ DAVID COFFEY

David Coffey C.P.A.